UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 1, 2003

(Date of earliest event reported)

IMMUCELL CORPORATION

(Exact name of registrant as specified in its charter)

0-15507

(Commission file number)

DELAWARE	01-0382980
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

56 Evergreen Drive

Portland, ME 04103

(Address of principal executive offices and zip code)

(207) 878-2770

(Registrant’s telephone number, including area code)

Item 5.    OTHER EVENTS

On April 1, 2003, the Board of Directors of the Registrant approved a program to repurchase up to 100,000 shares of its common stock in open market transactions, private transactions, or otherwise. Repurchases under the program are to be made from time to time at the discretion of management and as market conditions warrant. There is no guarantee as to the exact number of shares, if any, to be repurchased by the Registrant, and no time limit was set for the completion of the repurchase program. The present plan of the Registrant is to hold any repurchased shares as treasury stock to be used for general corporate purposes. The maximum of 100,000 shares represents approximately 3.7% of the Registrant’s outstanding common stock as of March 31, 2003.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.    Press Release of the Registrant dated April 3, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date April 7, 2003	/s/ MICHAEL F. BRIGHAM
Michael F. Brigham President and Chief Executive Officer